FOR IMMEDIATE RELEASE	NEWS
July 31, 2018	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS SECOND QUARTER NET INCOME OF $0.07 PER SHARE, MAINTAINS 2018 PRODUCTION OUTLOOK

COLORADO SPRINGS – July 31, 2018 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported production results for the second quarter ended June  30, 2018 of 5,806 ounces of gold and 593,955 ounces of silver, which along with base metal revenue generated $30.8 million in net revenue and $3.8 million, or $0.07 per share in net income for the quarter.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, U.S.A.  The Company has returned $111 million to its shareholders in monthly dividends since commercial production commenced July 1, 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q2 2018 HIGHLIGHTS

•	$3.8 million net income, or $0.07 per share
•	$30.8 million net sales
•	5,806 gold ounces produced
•	593,955 silver ounces produced
•	$70 total cash cost per precious metal gold equivalent ounce sold (after by-product credits)
•	$577 total all-in sustaining cost per precious metal gold equivalent ounce sold
•	$18.0 million base metal by-product credits, or $1,430 per precious metal gold ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	$26.6 million cash and cash equivalents
•	$3.7 million gold and silver bullion
•	Received final permit and began construction of Isabella Pearl Gold Project, Nevada

Overview of Q2 2018 Results

During the second quarter of 2018, the Company sold 12,572 precious metal gold equivalent ounces at a total cash cost of $70 per ounce (after by-product credits), benefiting from strong base metal production and sales. Average realized metal prices during the quarter included $1,304 per ounce gold and $16.53 per ounce silver*. The Company recorded net income of $3.8 million, or $0.07 per share. The Company paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $26.6 million.

Production totals for the first six months of 2018 included 12,453 ounces of gold, 1,019,839 ounces of silver, 772 tonnes of copper, 3,155 tonnes of lead and 9,266 tonnes of zinc. The Company maintains its 2018 Annual Outlook, targeting a plus or minus 10 percent production of 27,000 gold ounces and 1,700,000 silver ounces.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production Statistics table summarizes certain information about our mining operations for three and six months ended June  30, 2018 and 2017:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Arista Mine
Milled
Tonnes Milled	136,798	102,540	267,587	175,149
Grade
Average Gold Grade (g/t)	1.51	1.90	1.71	2.23
Average Silver Grade (g/t)	141	127	124	152
Average Copper Grade (%)	0.36	0.37	0.37	0.38
Average Lead Grade (%)	1.47	1.53	1.55	1.56
Average Zinc Grade (%)	4.07	4.82	4.24	4.59
Recoveries
Average Gold Recovery (%)	78	86	78	87
Average Silver Recovery (%)	91	92	91	93
Average Copper Recovery (%)	79	77	78	77
Average Lead Recovery (%)	77	77	76	78
Average Zinc Recovery (%)	80	84	82	85
Aguila Open Pit Mine
Milled
Tonnes Milled	9,218	11,250	14,326	39,971
Grade
Average Gold Grade (g/t)	1.84	1.08	1.95	1.55
Average Silver Grade (g/t)	43	44	44	34
Recoveries
Average Gold Recovery (%)	77	76	80	73
Average Silver Recovery (%)	82	78	83	81
Mirador Mine
Milled
Tonnes Milled	4,491	-	7,683	-
Grade
Average Gold Grade (g/t)	1.56	-	1.39	-
Average Silver Grade (g/t)	182	-	182	-
Recoveries
Average Gold Recovery (%)	78	-	72	-
Average Silver Recovery (%)	76	-	78	-
Combined
Tonnes milled	150,507	113,790	289,596	215,120
Tonnes Milled per Day (1)	1,735	1,293	1,686	1,251
Metal production (before payable metal deductions) (2)
Gold (ozs.)	5,806	5,696	12,453	12,443
Silver (ozs.)	593,955	397,670	1,019,839	825,560
Copper (tonnes)	387	294	772	514
Lead (tonnes)	1,540	1,207	3,155	2,134
Zinc (tonnes)	4,473	4,176	9,266	6,820
Precious metal gold equivalent ounces produced (mill production) (2)
Gold Ounces	5,806	5,696	12,453	12,443
Gold Equivalent Ounces from Silver	7,529	5,437	12,758	11,571
Total Precious Metal Gold Equivalent Ounces	13,335	11,133	25,211	24,014

(1)	Based on actual days the mill operated during the period.
(2)

Metal production represents metal contained in concentrates and doré produced at our Aguila processing facility, which is before payable metal deductions are levied by the buyers. Payable metals deductions are defined in our contracts with the buyers and represent estimates of metals contained in the concentrates and doré which the buyers deduct from payment. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates and doré that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the production process. We monitor these differences to ensure that precious metal production quantities are materially correct.

The following Sales Statistics table summarizes certain information about our combined mining operations for the three and six months ended June  30, 2018 and 2017:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Metal sold
Gold (ozs.)	5,460	4,716	11,023	11,849
Silver (ozs.)	561,009	329,881	942,375	750,116
Copper (tonnes)	383	216	723	441
Lead (tonnes)	1,464	1,071	2,957	1,910
Zinc (tonnes)	3,807	2,977	7,585	5,126
Average metal prices realized (1)
Gold ($ per oz.)	1,304	1,300	1,323	1,248
Silver ($ per oz.)	16.53	17.77	16.55	17.50
Copper ($ per tonne)	6,888	5,753	7,014	5,819
Lead ($ per tonne)	2,389	2,173	2,482	2,251
Zinc ($ per tonne)	3,110	2,543	3,456	2,667
Precious metal gold equivalent ounces sold
Gold Ounces	5,460	4,716	11,023	11,849
Gold Equivalent Ounces from Silver	7,112	4,510	11,789	10,513
Total Precious Metal Gold Equivalent Ounces	12,572	9,226	22,812	22,362
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (2)	$1,500	$1,479	$1,590	$1,185
Total cash cost (credit) after by-product credits per precious metal gold equivalent ounce sold (2) (3)	$70	$272	$(103)	$267
Total all-in sustaining cost per precious metal gold equivalent ounce sold (2)	$577	$856	$475	$748
Total all-in cost per precious metal gold equivalent ounce sold (2)	$616	$881	$518	$775

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(2)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed 10-Q.
(3)	Total cash cost (credit) was significantly affected by unusually high base metals sales as compared to precious metals sales.

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and six months ended June 30, 2018 and 2017, its financial condition at June 30, 2018 and December 31, 2017 and its cash flows for the six months ended June 30, 2018 and 2017. The summary data as of June 30, 2018 and for the three and six months ended June 30, 2018 and 2017 is unaudited; the summary data as of December 31, 2017 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2017, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent ounce, total all-in sustaining cost per precious metal gold equivalent ounce and total all-in cost per precious metal gold equivalent ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,645	$22,390
Gold and silver rounds/bullion	3,664	3,812
Accounts receivable	1,727	2,884
Inventories, net	12,542	11,636
Prepaid expenses and other current assets	1,661	1,767
Total current assets	46,239	42,489
Property, plant and mine development, net	91,124	82,599
Deferred tax assets, net	7,951	6,854
Other non-current assets	835	981
Total assets	$146,149	$132,923
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,798	$6,904
Loan payable, current	581	568
Capital lease, current	393	382
Income taxes payable, net	1,179	1,944
Mining royalty taxes payable, net	1,554	2,359
Accrued expenses and other current liabilities	3,018	2,851
Total current liabilities	18,523	15,008
Reclamation and remediation liabilities	2,961	2,946
Loan payable, long-term	1,351	1,645
Capital lease, long-term	1,019	1,218
Total liabilities	23,854	20,817
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
57,592,052 and 56,916,484 shares outstanding at June 30, 2018 and December 31, 2017, respectively	58	57
Additional paid-in capital	116,135	114,584
Retained earnings	13,157	4,520
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	122,295	112,106
Total liabilities and shareholders' equity	$146,149	$132,923

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Sales, net	$30,768	$21,391	$62,919	$45,727
Mine cost of sales:
Production costs	17,579	12,177	33,114	23,512
Depreciation and amortization	3,579	3,953	7,072	6,509
Reclamation and remediation	89	35	292	64
Total mine cost of sales	21,247	16,165	40,478	30,085
Mine gross profit	9,521	5,226	22,441	15,642
Costs and expenses:
General and administrative expenses	2,225	1,675	4,579	3,487
Exploration expenses	1,251	1,136	2,436	1,958
Other expense, net	510	609	788	1,073
Total costs and expenses	3,986	3,420	7,803	6,518
Income before income taxes	5,535	1,806	14,638	9,124
Provision for income taxes	1,781	942	5,427	3,884
Net income	$3,754	$864	$9,211	$5,240
Net income per common share:
Basic	$0.07	$0.02	$0.16	$0.09
Diluted	$0.06	$0.02	$0.16	$0.09
Weighted average shares outstanding:
Basic	57,315,472	56,839,823	57,218,389	56,818,406
Diluted	58,314,123	57,375,938	58,153,350	57,744,817

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$9,211	$5,240
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	(1,134)	1,097
Depreciation and amortization	7,386	6,727
Stock-based compensation	485	383
Other operating adjustments	364	148
Changes in operating assets and liabilities:
Accounts receivable	1,157	(646)
Inventories	(897)	(1,049)
Prepaid expenses and other current assets	7	1,086
Other noncurrent assets	134	25
Accounts payable and other accrued liabilities	4,564	2,324
Mining royalty and income taxes payable, net	(1,815)	(1,316)
Net cash provided by operating activities	19,462	14,019

Cash flows from investing activities:
Capital expenditures	(15,108)	(10,818)
Other investing activities	4	(187)
Net cash used in investing activities	(15,104)	(11,005)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,124	-
Dividends paid	(571)	(568)
Repayment of loan payable	(281)	-
Repayment of capital leases	(189)	(1)
Net cash provided by (used in) financing activities	83	(569)

Effect of exchange rate changes on cash and cash equivalents	(186)	(201)
Net increase in cash and cash equivalents	4,255	2,244
Cash and cash equivalents at beginning of period	22,390	14,166
Cash and cash equivalents at end of period	$26,645	$16,410

Supplemental Cash Flow Information
Interest expense paid	$94	$13
Income and mining taxes paid	$6,298	$2,369
Non-cash investing activities:
Increase in accrued capital expenditures	$918	$4,328
Equipment purchased under capital leases	$-	$21
Common stock issued for the acquisition of mineral rights	$-	$1,300

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company targets low capital expenditure projects with potential for generating high returns on capital.  The Company has returned $111 million back to its shareholders since commercial production commenced July 1, 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan,” “target,” "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com